UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2011 (May 13, 2011)

PRIMUS TELECOMMUNICATIONS

GROUP, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-29092	54-1708481
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7901 Jones Branch Drive, Suite 900, McLean, VA 22102

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (703) 902-2800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 13, 2011, Primus Telecommunications Group, Incorporated (the “Company”, “we” or “us”), and its subsidiaries Primus Telecommunications Holding, Inc. (“Issuer”), Primus Telecommunications IHC, Inc. (“IHC”), and Primus Telecommunications Canada Inc. (“Primus Canada”), entered into a Support Agreement (the “Support Agreement”) with a group of holders (the “Holders”) who hold approximately 70% of the outstanding aggregate principal amount of Units, representing 13% Senior Secured Notes due 2016 issued by the Issuer and Primus Canada (the “13% Notes”). The Support Agreement contemplates the commencement of potential offers to exchange (the “Exchange Offers”) newly issued 10.00% Senior Secured Notes due 2017 of the Issuer (the “Exchange Notes”) for all outstanding 13% Notes and 14.25% Senior Subordinated Secured Notes due 2013 of IHC (the “14.25% Notes” and together with the 13% Notes, the “Existing Notes”), and a potential solicitation of consents from holders of 13% Notes to amend the indenture governing the 13% Notes and to release the collateral securing the 13% Notes (the “13% Notes Amendments and Lien Release”). Subject to the terms and conditions of the Support Agreement, the Issuer has agreed to offer $1,170 principal amount of Exchange Notes for each $1,000 principal amount of 13% Notes validly tendered and accepted (and not validly withdrawn) in the Exchange Offers and $1,012.50 principal amount of Exchange Notes for each $1,000 principal amount of 14.25% Notes validly tendered and accepted (and not validly withdrawn) in the Exchange Offers.

Pursuant to the Support Agreement, each Holder agreed to tender in the Exchange Offers the Existing Notes held by such Holder and consent to the 13% Notes Amendments and Lien Release. Subject to the terms and conditions of the Support Agreement, IHC agreed that immediately prior to the consummation of the Exchange Offers it will call for redemption all 14.25% Notes that are not tendered and accepted for exchange in the Exchange Offers, and certain Holders agreed to collectively purchase up to an aggregate of $15.0 million principal amount of additional Exchange Notes in connection with any such redemption.

The Support Agreement is terminable upon the occurrence of certain events, including if (i) the Exchange Offers are not consummated on or prior to August 1, 2011, (ii) holders of less than 66 2/3% of the aggregate outstanding principal amount of 13% Notes have validly tendered (and not validly withdrawn) such 13% Notes in the Exchange Offers or holders of less than 75% of the aggregate outstanding principal amount of 14.25% Notes have validly tendered (and not validly withdrawn) such 14.25% Notes in the Exchange Offers, in each case, immediately prior to consummation of the Exchange Offers, or (iii) an amount sufficient to redeem all 14.25% Notes that are not tendered and accepted for exchange in the Exchange Offers has not been deposited with the trustee of the 14.25% Notes immediately prior to the consummation of the Exchange Offers.

The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Support Agreement, which is included as Exhibit 10.1 to this Form 8-K. The information contained in this Current Report on Form 8-K with respect to the Exchange Offers is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the Existing Notes nor an offer to sell the Exchange Notes. The Exchange Offers will only be made to qualified institutional buyers and accredited investors pursuant to an offering circular and consent solicitation statement and a related letter of transmittal and consent.

Item 2.02	Results of Operations and Financial Condition

On May 16, 2011, we issued a press release announcing our financial results for the quarter ended March 31, 2011. The text of the press release is included as Exhibit 99.1 to this Form 8-K and incorporated herein by reference. The information set forth in the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Non-GAAP Measures

Our press release and financial tables include the following non-GAAP financial information:

Adjusted EBITDA

Adjusted EBITDA, as defined by us, consists of net income (loss) before reorganization items, net, share-based compensation expense, depreciation and amortization, asset impairment expense, gain (loss) on sale or disposal of assets, interest expense, amortization or accretion on debt discount or premium, gain (loss) on early extinguishment or restructuring of debt, interest income and other income (expense), gain (loss) from contingent value rights valuation, foreign currency transaction gain (loss), income tax benefit (expense), income (expense) attributable to the non-controlling interest, income (loss) from discontinued operations, net of tax, and income (loss) from sale of discontinued operations, net of tax. Our definition of Adjusted EBITDA may not be similar to Adjusted EBITDA measures presented by other companies, is not a measurement under generally accepted accounting principles in the United States, and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations.

We believe Adjusted EBITDA is an important performance measurement for our investors because it gives them a metric to analyze our results exclusive of certain non-cash items and items which do not directly correlate to our business of selling and provisioning telecommunications services. We believe Adjusted EBITDA provides further insight into our current performance and period to period performance on a qualitative basis and is a measure that we use to evaluate our results and performance of our management team.

Free Cash Flow

Free Cash Flow, as defined by us, consists of net cash provided by (used in) operating activities before reorganization items less net cash used in the purchase of property and equipment. Our definition of Free Cash Flow may not be similar to Free Cash Flow measures presented by other companies, is not a measurement under generally accepted accounting principles in the United States, and should be considered in addition to, but not as a substitute for, the information contained in our consolidated statements of cash flows.

We believe Free Cash Flow provides a measure of our ability, after making our capital expenditures and other investments in our infrastructure, to meet scheduled debt payments. We use Free Cash Flow to monitor the impact of our operations on our cash reserves and our ability to generate sufficient cash flow to fund our scheduled debt maturities and other financing activities, including discretionary refinancings and retirements of debt. Because Free Cash Flow represents the amount of cash generated or used in operating activities and used in the purchase of property and equipment before deductions for scheduled debt maturities and other fixed obligations (such as capital leases, vendor financing and other long-term obligations), Free Cash Flow should not be used as a measure of the amount of cash available for discretionary expenditures.

Item 9.01	Financial Statements and Exhibits

10.1	Support Agreement dated as of May 13, 2011

99.1	Press Release of Primus Telecommunications Group, Incorporated dated May 16, 2011 (furnished only)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

Dated: May 16, 2011	By:	/s/ James C. Keeley
James C. Keeley
Acting Chief Financial Officer (Principal Financial Officer)

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